                                   EXHIBIT B

              TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
              --------------------------------------------------
                 SINCE THE MOST RECENT FILING ON SCHEDULE 13D
                 --------------------------------------------

-----------------------------------------------------------------------------
Settlement                For the                Price Per  Type of
----------                -------                ---------  -------
   Date         By      Account of    Quantity     Share     Trade    Broker
   ----         --      ----------    --------     -----     -----    ------
-----------------------------------------------------------------------------
  03/06/97   Partners      BVF         20,000     17.1875   Purchase   GROW
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  03/06/97   Partners      ILL10        4,000     17.1875   Purchase   GROW
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  03/06/97   Partners      PAL          2,000     17.1875   Purchase   GROW
-----------------------------------------------------------------------------
  03/06/97   Partners      ZPG          2,000     17.1875   Purchase   GROW
-----------------------------------------------------------------------------
  03/06/97   Partners      BVF, Ltd.   12,000     17.1875   Purchase   GROW
-----------------------------------------------------------------------------
  03/10/97   Partners      BVF          2,500     17.2500   Purchase   GROW
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  03/11/97   Partners      BVF          8,000     17.2500   Purchase   RSSF
-----------------------------------------------------------------------------
  03/11/97   Partners      PAL          4,000     17.2500   Purchase   RSSF
-----------------------------------------------------------------------------
  03/11/97   Partners      ZPG          3,000     17.2500   Purchase   RSSF
-----------------------------------------------------------------------------
  03/11/97   Partners      BVF         35,000     17.5000   Purchase   GROW
-----------------------------------------------------------------------------
  03/11/97   Partners      BVF, Ltd.   15,000     17.5000   Purchase   GROW
-----------------------------------------------------------------------------
  03/13/97   Partners      BVF         25,000     17.8750   Purchase   GROW
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  03/21/97   Partners      ILL10          800     19.0000   Purchase   INET
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  04/03/97   Partners      BVF            300     19.0000   Purchase   MIST
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  04/16/97   Partners      BVF          4,000     14.3750   Purchase   GROW
-----------------------------------------------------------------------------
  04/16/97   Partners      ILL10        1,000     14.3750   Purchase   GROW
-----------------------------------------------------------------------------
  04/16/97   Partners      PAL          2,000     14.3750   Purchase   GROW
-----------------------------------------------------------------------------
  04/16/97   Partners      ZPG          1,000     14.3750   Purchase   GROW
-----------------------------------------------------------------------------
  04/16/97   Partners      BVF, Ltd.    2,000     14.3750   Purchase   GROW
-----------------------------------------------------------------------------
  04/25/97   Partners      ILL10        3,500     14.1250   Purchase   GROW
-----------------------------------------------------------------------------
  04/25/97   Partners      BVF, Ltd.    4,000     14.1250   Purchase   GROW
-----------------------------------------------------------------------------
  04/28/97   Partners      BVF          3,200     14.1250   Purchase   GROW
-----------------------------------------------------------------------------
  04/28/97   Partners      BVF, Ltd.    1,800     14.1250   Purchase   GROW
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Settlement                For the                Price Per  Type of
----------                -------                ---------  -------
   Date         By      Account of    Quantity     Share     Trade    Broker
   ----         --      ----------    --------     -----     -----    ------
-----------------------------------------------------------------------------
  04/29/97   Partners      BVF         27,300     14.1250   Purchase   GROW
-----------------------------------------------------------------------------
  04/29/97   Partners      ILL10        4,000     14.1250   Purchase   GROW
-----------------------------------------------------------------------------
  04/29/97   Partners      PAL          2,000     14.1250   Purchase   GROW
-----------------------------------------------------------------------------
  04/29/97   Partners      ZPG          1,800     14.1250   Purchase   GROW
-----------------------------------------------------------------------------
  04/29/97   Partners      BVF, Ltd.   14,900     14.1250   Purchase   GROW
-----------------------------------------------------------------------------
  04/30/97   Partners      PAL          2,500     14.1250   Purchase   GROW
-----------------------------------------------------------------------------
  04/30/97   Partners      ZPG          2,500     14.1250   Purchase   GROW
-----------------------------------------------------------------------------
  05/01/97   Partners      ILL10        1,500     13.9380   Purchase   GROW
-----------------------------------------------------------------------------
  05/01/97   Partners      PAL            800     13.9380   Purchase   GROW
-----------------------------------------------------------------------------
  05/01/97   Partners      ZPG            700     13.9380   Purchase   GROW
-----------------------------------------------------------------------------
  05/01/97   Partners      BVF, Ltd.    5,000     13.9380   Purchase   GROW
-----------------------------------------------------------------------------
  05/05/97   Partners      ILL10        1,000      14.625   Purchase   GROW
-----------------------------------------------------------------------------
  05/05/97   Partners      ZPG          1,000      14.625   Purchase   GROW
-----------------------------------------------------------------------------
  05/05/97   Partners      BVF, Ltd.    3,000      14.625   Purchase   GROW
-----------------------------------------------------------------------------

INET         =             Instinet
GROW         =             Pacific Growth Inc.
MIST         =             Mr. Stock Inc.
RSSF         =             Robertson Stephens & Co.